Exhibit 99.4
HARMONIC INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Harmonic Inc. (“Harmonic”) and Entone Technologies, Inc. (“Entone”) after giving effect to the acquisition of Entone (“Acquisition”) on December 8, 2006, using the purchase method of accounting, and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements reflect the conversion of all outstanding shares of Entone common stock into (a) an aggregate of 3,579,715 shares of Harmonic common stock and (b) cash payments to Entone stockholders in the aggregate amount of $26.2 million. In addition, the unaudited pro forma condensed combined financial statements reflect the conversion of all outstanding Entone options for continuing employees into an aggregate of 175,342 options to purchase Harmonic common stock, and acquisition related costs of $2.5 million. Pursuant to the terms of the Agreement and Plan of Merger (“Agreement”), Entone’s consumer premise equipment (“CPE”) business was spun out to Entone’s existing stockholders as a separate private company prior to the closing of the Acquisition. As part of the terms of the Agreement, Harmonic is obligated to purchase a convertible note with a face amount of $2.5 million in the new spun off private company subject to its closing of an initial round of equity financing in which at least $4 million is invested by third parties. This amount has not been funded as of February 21, 2007.
The Acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 (A) to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible liabilities and intangible assets of Entone acquired in connection with the acquisition, based on their estimated fair values, and the excess is allocated to goodwill. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of various estimates and analyses.
The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of Harmonic that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Harmonic. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that it may achieve, or any additional expenses that it may incur, with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Form 8-K/A. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with Harmonic’s historical consolidated financial statements included in its Annual Report on Form 10-K for its year ended December 31, 2005, filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2006, as amended by its Form 10-K/A, filed with the SEC on April 26, 2006, and in its Form 10-Q for its quarter ended September 29, 2006, filed with the SEC on November 8, 2006, and Entone’s historical consolidated financial statements for the years ended March 31, 2006 and 2005, and Entone’s unaudited historical consolidated financial statements for the six months ended September 30, 2006, which are included as Exhibits 99.2 and 99.3, to this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
BALANCE SHEET
As of September 29, 2006
(in thousands)

			Entone
			Assets and
			Liabilities
	Historical		Not	Pro Forma		Pro Forma
	Harmonic	Entone	Acquired	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$50,404	$33	$(33)	$(26,232)	2A	$24,172
Investments	60,320	—	—	—		60,320
Accounts receivable	52,423	686	(336)	(31)	2F	52,742
Inventories	35,635	656	(455)	—		35,836
Prepaid expenses and other current assets	16,104	1,969	(1,738)	(179)		16,156

Total current assets	214,886	3,344	(2,562)	(26,442)		189,226
Property and equipment, net	14,943	747	(347)	(11)	2F	15,332
Goodwill	4,614	—	—	32,116	2B	36,730
Intangible assets, net	1,218	—	—	16,900	2B	18,118
Other assets	1,406	—	—			1,406

Total assets	$237,067	$4,091	$(2,909)	$22,563		$260,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$596	$—	$—	$—		$596
Accounts payable	22,864	1,075	(745)	234	2A	23,397
				(31)	2F
Income taxes payable	6,952	—		—		6,952
Deferred revenue	23,019	2,133	(1,301)	(672)	2D	23,179
Accrued and other current liabilities	40,990	1,036	(479)	2,249	2A	43,796

Total current liabilities	94,421	4,244	(2,525)	1,780		97,920

Long-term debt, less current portion	61	—	—	—		61
Accrued excess facilities, long-term	17,889	—	—	—		17,889
Other non-current liabilities	7,020	—	—	—		7,020

Total liabilities	119,391	4,244	(2,525)	1,780		122,890

Stockholders’ equity:
Preferred stock	—	2	—	(2)	2D	—
Common stock	75	—	—	4	2A	79
Additional paid-in-capital	2,056,519	23,707	—	20,014	2A	2,076,761
				228	2A
				(23,707)	2D
Treasury shares	—	(2)	—	2	2D	—
Notes receivable from stockholders	—	(200)	—	200	2D	—
Accumulated deficit	(1,938,750)	(23,660)	(384)	24,044	2D	(1,938,750)
Accumulated other comprehensive loss	(168)		—	—		(168)

Total stockholders’ equity (deficit)	117,676	(153)	(384)	20,783		137,922

Total liabilities and stockholders’ equity	$237,067	$4,091	$(2,909)	$22,563		$260,812

     See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
For the Nine Months Ended September 29, 2006
(in thousands, except per share data)

	Historical		CPE
			Business
			Not	Pro Forma		Pro Forma
	Harmonic	Entone	Acquired	Adjustments		Combined
Revenue	$172,346	$3,923	$(1,385)	$(31)	2F	$174,853
Cost of sales	101,064	2,206	(1,312)	2,894	2B	104,832
				(20)	2F

Gross profit	71,282	1,717	(73)	(2,905)		70,021

Operating expenses:
Research and development	29,554	2,460	(1,333)	—		30,681
Selling, general and administrative	48,623	4,923	(1,734)	—		51,812
Amortization of intangibles	179	—		332	2B	511

Total operating expenses	78,356	7,383	(3,067)	332		83,004

Loss from operations	(7,074)	(5,666)	2,994	(3,237)		(12,983)

Interest income, net	3,349	37	(22)	(557)	2E	2,807
Other income (expense), net	173	—		—		173

Loss before taxes	(3,552)	(5,629)	2,972	(3,794)		(10,003)

Provision for taxes	482	7	(5)	—		484

Net loss	$(4,034)	$(5,636)	$2,977	$(3,794)		$(10,487)

Net loss per share, basic and diluted	$(0.05)					$(0.13)

Weighted average shares, basic and diluted	74,286					77,866

     See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(in thousands, except per share data)

	Historical		CPE
			Business
			Not	Pro Forma		Pro Forma
	Harmonic	Entone	Acquired	Adjustments		Combined

Revenue	$257,378	$3,210	$(501)	$—		$260,087

Cost of sales	163,430	1,567	(392)	3,858	2B	168,463

Gross profit	93,948	1,643	(109)	(3,858)		91,624

Operating expenses:
Research and development	38,168	2,980	(1,557)	—		39,591
Selling, general and administrative	61,475	5,166	(1,832)	—		64,809
Amortization of intangibles	1,349	—	—	444	2B	1,793

Total operating expenses	100,992	8,146	(3,389)	444		106,193

Loss from operations	(7,044)	(6,503)	3,280	(4,302)		(14,569)

Interest income, net	2,665	95	(57)	(1,144)	2E	1,559
Other income (expense), net	(915)	—	—	—		(915)

Loss before taxes	(5,294)	(6,408)	3,223	(5,446)		(13,925)

Provision for taxes	437	6	(3)	—		440

Net loss	$(5,731)	$(6,414)	$3,226	$(5,446)		$(14,365)

Net loss per share, basic and diluted	$(0.08)					$(0.19)

Weighted average shares, basic and diluted	73,279					76,858

     See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

HARMONIC, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1: Basis of Pro Forma Presentation
The unaudited pro forma condensed combined balance sheet as of September 29, 2006 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 29, 2006 and for the year ended December 31, 2005 are based on historical financial statements of Harmonic and Entone after giving effect to the Acquisition, and the assumptions and adjustments described in the notes herein. Entone’s fiscal year ends on March 31, and its historical results have been conformed to Harmonic’s most recent interim reporting period, which is the nine months ended September 29, 2006, by adding Entone’s results for the quarter ended March 31, 2006 to its results for the six months ended September 30, 2006. Entone’s results for the year ended March 31, 2006 have been added to Harmonic’s results for the year ended December 31, 2005.
The unaudited pro forma condensed combined balance sheet as of September 29, 2006 is presented as if the Acquisition occurred on September 29, 2006.
The unaudited pro forma condensed combined statement of operations of Harmonic and Entone for the nine months ended September 29, 2006 is presented as if the Acquisition had taken place on January 1, 2005.
The unaudited pro forma condensed combined statement of operations of Harmonic and Entone for the year ended December 31, 2005 is presented as if the Acquisition had taken place on January 1, 2005.
The pro forma adjustments are based upon available information and certain assumptions that Harmonic believes are reasonable under the circumstances. A final determination of fair values relating to the merger may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net liabilities of Entone that exist as of the date of the completion of the merger. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statement data. No tax effects has been recorded on the pro forma adjustments due to the cumulative net operating losses outstanding on the combined entity.
The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of Hamonic that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Harmonic. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that we may achieve, or any additional expenses that we may incur, with respect to the combined companies. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Form 8-K/A. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with our historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 14, 2006, as amended by our Form 10-K/A filed with the SEC on April 26, 2006, and in our Form 10-Q for our quarter ended September 29, 2006, filed with the SEC on November 8, 2006, and Entone’s historical consolidated financial statements for the year ended March 31, 2006, and Entone’s unaudited historical consolidated financial statements for the six months ended September 30, 2006, which are included as Exhibits 99.2 and 99.3, to this Form 8-K/A.
Note 2: Pro Forma Adjustments
(A) Purchase Price Adjustments
The purchase price adjustments reflect the issuance of 3,579,715 shares of Harmonic’s common stock to Entone stockholders. The fair value of Harmonic’s shares issued is based on a per share value of $5.63, which is equal to Harmonic’s average closing price per share as reported on the Nasdaq Global Market for the five consecutive trading days ending two business days prior to August 21, 2006, the date of announcement of the Acquisition.
For the purposes of the pro forma financial information, the following table presents the components of the purchase price consideration.

(In thousands)
Cash consideration for common and preferred stockholders	$26,232
Fair value of common stock assumed to be issued, net of issuance costs	20,018
Stock options assumed	228
Estimated acquisition related costs	2,483

Total	$48,961

The estimated acquisition related costs for Harmonic consist primarily of investment banking, legal, accounting fees and other directly related costs. None of the estimated acquisition related costs have been paid and are included on the balance sheet in accounts payable and accrued and other current liabilities.
The fair value of Harmonic’s stock options to be issued to Entone employees are valued at $925,000 using the Black-Scholes options pricing model of which $697,000 represents unearned stock-based compensation, which will be recorded as compensation expense as services are provided by the optionholders, and $228,000 was recorded as purchase consideration.
(B) Purchase Price Allocation
The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Entone and is for illustrative purposes only. The allocation is preliminary and is based on Entone’s assets and liabilities as of September 30, 2006.

		(In thousands)
Net tangible liabilities		$(55)
Intangible assets:
Core/existing technology	14,400
Customer relationship	1,700
Trademarks/trade names	800	16,900

Goodwill		32,116

Total purchase price		$48,961

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. Goodwill of approximately $32.1 million represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. Entone’s software solutions, which facilitates the provisioning of personalized video services including video-on-demand, network personal video recording, time-shifted television and targeted advertisement insertion, will enable Harmonic to expand the scope of solutions we can offer to cable, satellite and telco/IPTV service providers in order to provide an advanced and uniquely integrated delivery system for the next generation of both broadcast and personalized IP-delivered video services. These opportunities, along with the established Asian-based software development workforce, were significant factors to the establishment of the purchase price, resulting in the amount of goodwill.

Amortization of intangibles has been provided using the following estimated useful lives: core/existing technology — three to four years; customer relationship — six years and trademarks/trade names — five years. The following represents the estimated annual amortization of intangibles for Harmonic:

Fiscal Year	(In Thousands)
Remainder 2006	$266
2007	4,302
2008	4,302
2009	4,237
2010	3,094
2011	433
2012	266

Total	$16,900

(C) CPE Spin off
On December 8, 2006, Harmonic completed its merger with Entone pursuant to the terms of the Agreement and Plan of Merger (“Agreement”) dated August 21, 2006. Under the terms of the Agreement, Entone spun off its consumer premises equipment, or CPE, business into a separate private company prior to the closing of the merger. As part of the terms of the Agreement, Harmonic is obligated to purchase a convertible note with a face amount of $2.5 million in the new spun off private company subject to its closing of an initial round of equity financing in which at least $4 million is invested by third parties. The pro forma condensed combined financial statements include adjustments to remove the CPE business in order to provide a better reflection of the continuing business. The pro forma adjustments for the CPE business includes allocation of operating expenses and other income/(expense) amounts based upon estimates that reasonably reflect the benefit received, such as headcount, occupancy square footage or specific expense identification.
(D) Entone’s Net Liabilities
The reduction in Entone’s VOD reported deferred revenue at September 30, 2006 of $0.8 million reflects the preliminary estimate of the fair value of Harmonic’s legal performance obligation under Entone’s software license, maintenance and support contracts, and eliminates historical amounts of Entone’s deferred revenue that do not represent a legal performance obligation to Harmonic. The deferred costs of $0.2 million at September 30, 2006 is the value of the inventory associated with the deferred revenue.
Elimination entries were also made for Entone’s equity accounts, which included preferred stock, common stock, additional paid-in-capital, notes receivable from stockholders and accumulated deficit.
(E) Purchase financing
The pro forma adjustment represents the reduction in amount of interest income earned on the cash payment of $26.2 million included in the purchase price.

			Decrease in	Decrease in
		Estimated	Nine Months	Annual
		Annual	Interest	Interest
(in thousands, except interest rate)	Amount	Interest Rate	Income	Income

Cash payment to Entone stockholders	$25,777	2.9% - 4.4%	$557	$1,144
(F) Intercompany sales
The pro forma adjustment represents the elimination of sales and cost of sales for shipments made by Entone to Harmonic. Total sales and cost of sales during the nine months ended September 30, 2006 were $31 thousand and $20 thousand, respectively.